Friedberg, Smith & Co., P.C.


                          CERTIFIED PUBLIC ACCOUNTANTS


HENRY L. KATZ, C.P.A.                     855 MAIN STREET             MILTON H. FRIEDBERG, C.P.A., 1922-1955
CLAYTON A. FRIEDBERG, C.P.A.         BRIDGEPORT, CONN.  06604          HARRY W. BABINEAU, C.P.A., 1939-1960
MURRAY R. GLASS, C.P.A.                PHONE (203) 366-5876          FREDERICK R. NEWPORT, C.P.A., 1942-1966
LOUIS G. STRASSER, C.P.A.               FAX (203) 366-1924              GEORGE W. MEDER, C.P.A., 1926-1967
DAVID M. ZIEFF, C.P.A.                                                  JOSEPH Y. SMITH, C.P.A., 1967-1985
LARRY M. HEILWEIL, C.P.A.                                                       -----------------
JOSEPH F. KUBIK, C.P.A.                 1250 SUMMER STREET                           MEMBERS
THOMAS R. DURAND, C.P.A.              STAMFORD, CONN.  06905                  AMERICAN INSTITUTE OF
ROBERT J. SCHLESS, C.P.A.              PHONE (203) 359-1100                CERTIFIED PUBLIC ACCOUNTANTS
EDWARD BACKER, C.P.A.                   FAX (203) 359-8145
JOSEPH ROSENMAN, C.P.A.                                                       CONNECTICUT SOCIETY OF
JOHN P. MCCARTHY, C.P.A.                                                   CERTIFIED PUBLIC ACCOUNTANTS
RICHARD P. OFFENBACH, C.P.A.
CIRO J. PIRONE, C.P.A.
WILLIAM H. VAN ALSTYNE, C.P.A.




                          Independent Auditor's Consent
                          -----------------------------

As independent auditors, we hereby consent to the use of our report dated January 16, 1996, with respect to Physician's Choice Management, LLC in this Registration Statement on Form S-1 filed by PhyMatrix Corp. We also consent to the reference to use under the heading "Experts" in the Prospectus, which is part of such Registration Statement.




                                                      /s/ Friedberg, Smith & Co.


September 13, 1996